BYLAWS

OF

PROFESSIONAL HOLDING CORP.

As Amended and Restated by the Board of Directors on April 22, 2021.

ARTICLE I

MEETINGS OF SHAREHOLDERS

1.1Annual Meeting. The annual meeting of the shareholders of Professional Holding Corp., a Florida corporation (the “Company”), shall be held at the time and place designated by the Board of Directors of the Company. Business transacted at the annual meeting shall include the election of directors of the Company and other business as may properly be brought.

1.2Special Meetings. Special meetings of the shareholders shall be held when directed by the Chairman of the Board, the President or the Board of Directors, or when requested in writing by the one or more shareholders in accordance with the Company’s Articles of Incorporation. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the main office of the Company addressed to the Chairman of the Board or the President. The call for the meeting shall be issued by the Secretary, unless the Chairman of the Board, the President, or the Board of Directors shall designate another person to do so. The shareholders of the Company may not call a special meeting of shareholders unless the holders of at least fifty percent (50%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Company’s Secretary one or more written demands for the special meeting describing the purpose or purposes for which it is to be held.

1.3Place. Meetings of shareholders may be held within or outside of the State of Florida. If no place is designated in the notice for a meeting of shareholders, the place of meeting shall be the principal office of the Company.

1.4Notice. Except as provided in the Florida Business Corporation Act (the “Act”), written notice stating the place, day and hour of the meeting and, in the case of a special meeting or as otherwise provided by law, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or other persons calling the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears in the current records of shareholders of the Company, with postage thereon prepaid.

1.5Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 1.4 to each shareholder of record on the new record date entitled to vote at such meeting.

1.6Waiver of Notice of Shareholders Meetings. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the shareholder or shareholders entitled to such notice, whether before, during or after the time of the meeting stated therein and delivered to the Company for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance by a shareholder at a meeting shall constitute a waiver of: (a) lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting; or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering that particular matter when it is presented. Unless otherwise required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

1.7Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. A determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

1.8Shareholders’ List for Meeting. After fixing a record date for a meeting of shareholders, the Company shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of such meeting, with the address of each shareholder and the number, class, and series, if any, of the shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Company’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Company’s transfer agent or registrar. Any shareholder of the Company or his or her agent or attorney is entitled on written demand to inspect the shareholders’ list (subject to the requirements of the Act), during regular business hours and at his or her expense, during the period it is available for inspection. The Company shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

1.9Shareholder Quorum and Voting. Except as otherwise provided in the Articles of Incorporation, the Act, or these Bylaws, a majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders for action on that matter. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

1.10Votes Per Share. Except as otherwise provided in the Articles of Incorporation or by the Act, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

1.11Manner of Action. If a quorum is present, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation, the Act, or these Bylaws. No action required or permitted to be taken at an annual meeting of the Company’s shareholders or at a special meeting of the Company’s shareholders may be taken without a meeting. The power of the shareholders of the Company to consent in writing, without a meeting, to the taking of any action is expressly denied hereby.

1.12Voting for Directors. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected at that time and for whose election he or she has a right to vote. Unless otherwise provided in the Articles of Incorporation, cumulative voting is not authorized and the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

1.13Voting of Shares. A shareholder may vote at any meeting of shareholders of the Company, either in person or by proxy.

Shares standing in the name of another entity, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws or other organizational documents of such corporate shareholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of these Bylaws or other instrument of the corporate shareholder. In the absence of any such designation or, in the case of conflicting designation by the corporate shareholder, the chairman of the board, the chief executive officer, the president, any vice president, the secretary and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

Shares held by or under the control of a receiver, a trustee in a bankruptcy proceeding or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the Secretary of the Company is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

1.14Proxies. Any shareholder of the Company, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney-in-fact for such persons, may vote the shareholder’s shares in person or by proxy. Any shareholder of the Company may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. A photographic, photostatic, or equivalent reproduction of an appointment form shall be deemed a sufficient appointment form.

An appointment of a proxy is effective when received by the Secretary of the Company or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Company to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

1.15Voting Trusts. One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interest in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Company’s principal office. After filing a copy of the list and agreement in the Company’s principal office, such copies shall be open to inspection by any shareholder of the Company, subject to the requirements of the Act, or to any beneficiary of the trust under the agreement during business hours.

1.16Shareholders’ Agreements. Two or more shareholders may provide for the manner in which they will vote their shares, and providing for such other matters as are permitted by the Act, by signing an agreement for that purpose. When a shareholders’ agreement is signed, the shareholders who are parties thereto shall deliver copies of the agreement to the Company’s principal office. After filing a copy of the agreement in the Company’s principal office, such copies shall be open to inspection by any shareholder of the Company, subject to the requirements of the Act, or any party to the agreement during business hours.

1.17Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors of the Company, shall be made in writing to the Secretary of the Company and shall be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) days and not more than one hundred eighty (180) days prior to the date of the Company’s notice of annual meeting provided with respect to the previous year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year’s statement, such notice by the shareholder to be timely must be received no later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual meeting; (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A of Regulation 14A promulgated under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to the shareholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare in the meeting that a nomination was not made in accordance with the requirements of the Articles of Incorporation and this Section, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

1.18Shareholder Proposals. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder in accordance with this Section and applicable law.

For business to be properly brought before an annual meeting by a shareholder, the Company must have received timely notice thereof in writing from such shareholder. To be timely, a shareholder’s notice must be received by the Secretary of the Company as of the date set forth in the Company’s proxy statement relating to the annual meeting for the preceding year; provided, however, that if no such date is stated, then such date shall be one hundred and twenty (120) calendar days in advance of the date (with respect to the forthcoming annual meeting) that the Company’s proxy statement was released to its shareholders in connection with the previous year’s annual meeting of security holders; and provided further that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, a proposal shall be received by the Company no later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs.

A shareholder notification shall contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, by the shareholder; (iv) any substantial interest of the shareholder in such business; and (v) any other information required pursuant to the rules and regulations promulgated under the Exchange Act relating to shareholder proposals. For purposes of clause (iv) above, a “substantial interest of the shareholder in such business” shall be deemed to occur if such interest were reportable (assuming that the shareholder’s business was in fact brought before the annual meeting) pursuant to Schedule 14A promulgated under the Exchange Act.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section and under applicable law.

This Section shall not apply to a shareholder proposal made pursuant to and in compliance with Rule 14a-4 or Rule 14a-8 under the Exchange Act.

1.19Inspectors of Election. Prior to each meeting of shareholders, the Board of Directors may appoint one or more Inspectors of Election. Upon his or her appointment, each such Inspector shall take and sign an oath to faithfully execute the duties of Inspector at such meeting with strict impartiality and to the best of his or her ability. Such Inspectors shall determine the number of shares outstanding, the number of shares present at the meeting and whether a quorum is present at such meeting. The Inspectors shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result. Such Inspectors shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all shareholders. The Inspectors shall make a certificate of the results of the elections of directors and the vote on other matters. No Inspector shall be a candidate for election as a director of the Company.

ARTICLE II

DIRECTORS

2.1Functions. Except as provided in the Articles of Incorporation or Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors.

2.2Number. The Board of Directors of the Company shall consist of not less than one (1) person, the specific number of which shall be set from time to time by resolution of the Board of Directors. The number of directors may at any time and from time to time be increased or decreased by action of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

2.3Classified Board, Term and Election. Commencing with the organizational meeting of shareholders, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each Class shall consist, as nearly as may be possible, of one-third (1/3) of the full Board of Directors. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I and II as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified as Class I; and (ii) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. The term of the Class I directors shall terminate on the date of the 2014 annual meeting of shareholders, the term of the Class II directors shall terminate on the date of the 2015 annual meeting of shareholders and the term of the Class III directors shall terminate on the date of the 2016 annual meeting of shareholders. At each annual meeting of shareholders beginning in 2014, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3) year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

2.4Qualifications. Except as otherwise provided by law, a director must be a natural person who is 18 years of age or older but need not be a resident of this state or a shareholder of this Company.

2.5Term. Each director shall hold office until the annual meeting for the year in which his or her term expires and until a successor has been elected and qualified, subject, however, to the director’s earlier resignation, removal from office or death.

2.6Resignation and Removal. Any director may resign at any time by delivering written notice to the Company, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors determines that the successor does not take office until the effective date.

A director may only be removed for cause, which shall be defined for these purposes as a conviction of a felony, declaration of unsound mind by a court order, adjudication of bankruptcy, or such director having been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Company in a matter of substantial importance to this Company and such adjudication is no longer subject to direct appeal. Removal for cause, as defined in this Section, must be approved by a vote of at least sixty six and two-thirds percent (66 2/3%) of the shares of the Company then entitled to vote at an election for that director. Any action for the removal of a director must be brought within one (1) year of the date of such conviction, declaration or adjudication.

2.7Vacancies. Subject to the provisions of the Articles of Incorporation, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders. A director elected to fill a vacancy shall hold office only until the next meeting of the shareholders.

2.8Regular Meetings. An annual regular meeting of the Board of Directors shall be held without notice promptly after the annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting, and at such other time and place as may be determined by the Board of Directors. The Board of Directors may, at any time and from time to time, provide by resolution, the time and place, either within or outside of the State of Florida, for the holding of the annual regular meeting or additional regular meetings of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

2.9Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two (2) directors.

The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or outside of the State of Florida, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of meeting shall be the principal office of the Company in the State of Florida.

Notice of any special meeting of the Board of Directors may be given by any reasonable means, whether oral or written (including via electronic transmission), and at any reasonable time prior to such meeting. The reasonableness of any notice given in connection with any special meeting of the Board of Directors shall be determined in light of all of the pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days prior to such special meeting, either orally (by telephone or in person), or by written notice (including via electronic transmission) delivered personally or mailed to each director at his or her business or residence address (or delivered to his or her email address or facsimile number if being delivered via electronic transmission), is reasonable. If mailed, such notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose or purposes of, any special meetings of the Board of Directors need be specified in the notice or in any written waiver of notice of such meeting.

2.10Waiver of Notice of Meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after such meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

2.11Quorum and Voting. A majority of the number of directors fixed in the manner provided by these Bylaws shall constitute a quorum for the transaction of business; provided however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

2.12Presumption of Assent. A director of the Company who is present at a meeting of its Board of Directors, or a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he or she (i) objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting specified business at the meeting, or (ii) votes against such action or abstains from the action taken.

2.13Meetings of the Board of Directors by Means of a Conference Telephone or Similar Communications. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.14Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors of the Company, or all the members of the committee, as the case may be. Action taken under this Section is effective when the last director or member of the committee signs the consent, unless the consent specifies a different effective date. Such consent shall have the effect as a meeting vote and may be described as such in any document.

2.15Compensation. Each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and a committee thereof, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors (or a committee thereof) or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

2.16Director Conflicts of Interests. No contract or other transaction between the Company and one or more of its directors or any other entity, firm, association or entity in which one or more of the directors of the Company are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors of the Company are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his, her or their vote(s) are counted for such purpose, if:

(a)The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the vote(s) or written consent(s) of such interested director(s); or

(b)The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c)The contract or transaction is fair and reasonable as to the Company at the time it is authorized by the Board of Directors, a committee thereof or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by the Act. Each committee must have two (2) or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article, may designate one (1) or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

ARTICLE IV

OFFICERS

4.1Officers. If so appointed by the Board of Directors, the officers of the Company shall consist of a Chairman of the Board, a President, a Secretary and such other officers as appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

4.2Appointment and Term of Office. The officers of the Company shall be appointed annually by the Board of Directors at the first meeting of the Board held after the shareholders’ annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

4.3Removal of Officers. Any officer of the Company may be removed from his or her office or position at any time, with or without cause, by the Board of Directors. Any officer or assistant officer, if appointed by another officer pursuant to authority, if any, received from the Board of Directors, may likewise be removed by such officer.

4.4Resignation. Any officer of the Company may resign at any time from his or her office or position by delivering notice to the Company, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

4.5Duties. If so appointed by the Board of Directors, the officers of the Company shall have the following duties:

The Chairman of the Board shall preside at all meetings of the shareholders, the Board of Directors and all committees of the Board of Directors on which he or she may serve. The Chairman of the Board shall also perform any and all other duties as are incident to the office or are properly required by the Board of Directors.

The President shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of the Company. In addition, the President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, and as are incident to the office of President.

Each Vice President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors or the President.

The Secretary shall have custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors, see that all notices of meetings are duly given, keep a register of the mailing address of each shareholder of the Company, be responsible for authenticating records of the Company and perform such other duties as may be prescribed by the Board of Directors or the President.

4.6Other Officers, Employees, and Agents. Each and every other officer, employee, and agent of the Company shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board to exercise supervisory authority.

ARTICLE V

INDEMNIFICATION

5.1Insurance. The Board of Directors of the Company, in its discretion, shall have authority on behalf of the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, partner, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article.

5.2Action Against a Party Because of Company Position. The Company shall indemnify each director, officer, or employee, and may indemnify, in its sole discretion, any agent, of the Company who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Company) by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, as the case may be, or is or was serving at the request of the Company as a director, partner, officer, employee, or agent of another corporation, a partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

5.3Action by or in the Right of Company. The Company shall indemnify any director, officer, or employee, and may indemnify, in its sole discretion, any agent, of the Company who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such claim, action, or suit, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

5.4 Reimbursement if Successful. To the extent that the director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in Section 5.2 or Section 5.3 of these Bylaws, or in defense of any claim, issue, or matter therein, and is indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, he or she shall remain indemnified for such expenses, notwithstanding that he or she has not been successful (on the merits or otherwise) on any other claim, issue, or matter in any such claim, action, suit or proceeding.

5.5Authorization. Any indemnification under Section 5.2 or Section 5.3 of these Bylaws (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent, as the case may be, is proper in the circumstances because he or she met the applicable standard of conduct set forth in Section 5.2 or Section 5.3 of these Bylaws. Such determination shall be made:

(a)By a majority vote of a quorum of the Board of Directors; however, for the purposes of this Subsection, a quorum shall consist of directors who are or were not parties to such action, suit or proceeding; or

(b)If such quorum is not obtainable, or even if obtainable, by the majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or

(c)By independent legal counsel that is (i) selected by the Board of Directors as prescribed by Subsection 5.5(a) or by the committee as prescribed by Subsection 5.5(b), or (ii) if a quorum of the directors cannot be obtained in accordance with Subsection 5.5(a) hereof and a committee cannot be designated in accordance with Subsection 5.5(b), selected by majority vote of the full Board of Directors (including directors who are parties to the proceeding); or

(d)By the shareholders by a majority vote of a quorum consisting of shareholders who are or were not parties to such action, suit or proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

5.6Advance Reimbursement. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Company to any officer, director, or employee, and may be paid, in its sole discretion, to any agent, in advance of the final disposition of such action, suit or proceeding, upon a preliminary determination, following one of the procedures set forth in Section 5.5 of these Bylaws, that the director, officer, employee or agent, as the case may be, met the applicable standard of conduct set forth in Section 5.2 or Section 5.3 of these Bylaws, or as authorized by the Board of Directors in the specific case and, in either event, upon receipt of a written commitment from or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in this Article.

5.7Further Indemnification. Indemnification as provided in this Article shall not be deemed exclusive. The Company may make any other further indemnification of any of its directors, officers, employees or agents that may be authorized under any statute, rule or law, provision of Articles of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, provided, however, that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b)A transaction from which the director, officer, employee or agent derived an improper personal benefit;

(c)In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Act are applicable; or

(d)Willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder of the Company.

Where such other provision provides broader rights of indemnification than these Bylaws, such other provision shall control.

5.8Continuing Right of Indemnification. Indemnification as provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

5.9Limitation on Indemnity and Reimbursement. Notwithstanding any other provisions of this Article, in the event that the Board of Directors determines that the action giving rise to a claim for indemnity or expense reimbursement is the result of action enumerated in any of the provisions set forth in Subsection 5.7(a)-5.7(d) of these Bylaws upon the part of the claimant, no such indemnity or expense reimbursement shall be provided by the Company. Further, the Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, nonprofit entity, or other enterprise.

5.10Indemnity Not Exclusive. The right conferred on any person by this Article will not be exclusive of any other rights which such person may have or hereafter acquire under any applicable law, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

5.11Conflicts. No indemnification or advance will be made under this Article, except where such indemnification or advance is mandated by applicable law or the order, judgment, or decree of any court of competent jurisdiction, in any circumstance where a court of competent jurisdiction determines:

(a)That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VI

STOCK CERTIFICATES

6.1Certificates for Shares. The Board of Directors shall determine whether shares of the Company shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Company shall be signed (either manually or by facsimile) by the Chairman of the Board or President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Company or a facsimile thereof. A certificate which has been signed by an officer or officers who later shall have ceased to be such officer when the certificate is issued shall nevertheless be valid. No certificate shall be issued for any share until such share is fully paid. Upon receipt of the consideration for which the Board of Directors has authorized for the issuance of the shares, such shares so issued shall be fully paid and nonassessable.

Each share certificate representing shares shall state upon the face thereof: (a) the name of the Company; (b) that the Company is organized under the laws of the State of Florida; (c) the name of the person or persons to whom issued; (d) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (e) if different classes of shares or different series within a class are authorized, a summary of the designation, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series), or in the alternative, that the Company will provide the shareholder with a full statement of this information on request and without charge. If the share is uncertificated, the Company shall, within a reasonable time after the issue or transfer of such share, send the shareholder a written statement of the information required to be placed on a certificate as above set forth.

6.2Transfer of Shares; Ownership of Shares. Transfers of shares of stock of the Company shall be made only on the stock transfer books of the Company, and only after the surrender to the Company of the certificates representing such shares, if any. Except as provided by the Act, the person in whose name the shares stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes and the Company shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

6.3Lost, Stolen or Destroyed Certificates. The Company shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the Company may require, to indemnify the Company, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of such certificate; and (d) satisfies any other reasonable requirements imposed by the Company.

ARTICLE VII

ACTIONS WITH RESPECT TO SECURITIES OF OTHER ENTITIES

Unless otherwise directed by the Board of Directors, the Chairman or a designee of the Chairman shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of shareholders on, or with respect to, any action of shareholders of any other entity in which the Company may hold securities, including but not limited to any subsidiary bank of the Company, and to otherwise exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in other entities.

ARTICLE VIII

CORPORATE SEAL

The Board of Directors shall provide for a corporate seal which may be facsimile, engraved, printed or an impression seal which shall be circular in form and shall have inscribed thereon the name of the Company, the words “seal” and “Florida” and the year of incorporation.

ARTICLE IX

AMENDMENTS

The Board of Directors shall have the exclusive authority to adopt or amend these Bylaws. These Bylaws shall be for the governance of the Company, subordinate only to the Articles of Incorporation and the laws of the United States and of Florida.